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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 1997




                           CAROLINA FIRST CORPORATION
             (Exact name of registrant as specified in its charter)




      South Carolina                  0-15083                 57-0824914
   (State of other juris-           (Commission              (IRS Employer
 diction of incorporation)          File Number)          Identification Number)


    102 South Main Street, Greenville, South Carolina             29601
    (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



                  The Exhibit Index appears on page 4 hereof.


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ITEM 5.           OTHER EVENTS

         On July 1, 1997, Carolina First Corporation ("CFC") and Carolina First Bank ("CFB") entered into a definitive merger agreement ("Agreement") with First Southeast Financial Corporation ("FSFC") and its wholly-owned subsidiary, First Federal Savings and Loan Association of Anderson ("FFA"), pursuant to which FSFC will be merged into CFC and, thereafter, FFA will be merged into CFB. The Agreement provides that each share of FSFC's common stock will be exchanged for one share of CFC Common Stock subject to adjustment in the event of a 10% movement in CFC's stock price. The aggregate value of the consideration is approximately $65 million, subject to certain adjustments.

         Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval and stockholder approval by CFC's and FSFC's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the press release dated July 1, 1997, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF THE BUSINESSES ACQUIRED.   Not Applicable

(b)  PRO FORMA FINANCIAL INFORMATION.  Not Applicable

(c)  EXHIBITS.

         2 Reorganization and Plan of Mergers dated as of July 1, 1997 by and among Carolina First Corporation, Carolina First Bank, First Southeast Financial Corporation and First Federal Savings and Loan Association of Anderson.

         99       Press Release dated July 1, 1997.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CAROLINA FIRST CORPORATION

July 9, 1997                        By:      /s/ William S. Hummers III
                                             --------------------------
                                    William S. Hummers III
                                    Executive Vice President, Chief Financial
                                    Officer and Secretary/Treasurer of the
                                    Company and Carolina First Bank


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                                  EXHIBIT INDEX

EXHIBIT

2 Reorganization and Plan of Mergers dated as of July 1, 1997 by and among Carolina First Corporation, Carolina First Bank, First Southeast Financial Corporation and First Federal Savings and Loan Association of Anderson.

99       Press Release dated July 1, 1997.




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